[FORM OF LETTERHEAD OF REED SMITH SHAW & MCCLAY LLP]

                                                         December 10, 1998

JD American Workwear, Inc.
46 Old Flat River Road
Coventry, Rhode Island  02816
Attention:  Board of Directors

RE:   JD American Workwear, Inc.
      Post-Effective Amendment No. 1 on Form S-3 to Form SB-2
      Registration Statement for 919,820 Shares of Common Stock;
      Effective Date of Initial Registration Statement: January 11, 1996; Securities and Exchange Commission File No. 33-98682

Gentlemen:

      This opinion is delivered to you in our capacity as special counsel for JD American Workwear, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-3 filed under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement") relating to the issuance, of up to 919,820 shares of the Company's common stock, $.002 par value (the "Common Stock"). The Registration Statement, which will be filed on or about December 10, 1998, is post-effective amendment No. 1 to the Company's registration statement on Form SB-2, originally filed with the Securities and Exchange Commission (the "Commission") on October 8, 1995 and declared effective by the Commission on January 11, 1996, bearing Commission File No. 33-98682. All of the shares registered under the Registration Statement (the "Warrant Shares") are issuable upon the exercise of redeemable Class A Common Stock Purchase Warrants ("Class A Warrants") and redeemable Class B Common Stock Purchase Warrants ("Class B Warrants") issued in the Company's public offering pursuant to the registration statement on Forms SB-2. Each Class A Warrant evidences the right to purchase one (1) share of Common Stock and one (1) Class B Warrant. Each Class B Warrant evidences the right to purchase one (1) share of Common Stock.

      In that connection, we have examined the Articles of Incorporation and By-laws of the Company; the Registration Statement; the minutes of the various meetings and consents of the Board of Directors of the Company; certificates representing the Class A Warrants; the Class B Warrants; the warrant agreement (a form of which is filed as an exhibit to the Registration Statement) among the Company, the Underwriter, and Jersey Transfer and Trust Co., as warrant agent (the "Warrant Agreement"), originals or copies of all such records of the Company; agreements; certificates of public officials; certificates of officers and representatives of the Company and others; and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals thereof of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any fact material to any such opinion, we have relied, to the extent that relevant facts are not independently established by us, and to the extent we deemed reliance proper, on certificates of public officials and certificates, oaths and declarations of officers and other representatives of the Company.

      Based upon the foregoing, we are of the opinion that:

      1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

      2. The maximum of 919,820 shares of Common Stock issuable upon exercise of the Class A Warrants and the Class B Warrants, when issued in accordance with the terms and conditions of the Warrant Agreement will, when issued pursuant to the Registration Statement and the Resolutions of the Board of Directors of the Company authorizing same, be legally issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Prospectus comprising a part of the Registration Statement.

      By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

      This opinion is rendered to the Company and no other person may rely on it without our written consent.

                                       Very truly yours,


                                       /s/ REED SMITH SHAW & McCLAY LLP
                                       REED SMITH SHAW & McCLAY LLP